EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 26, 2007 included in the Registration Statement on Form SB-2 of Park and Sell Corp. for the registration of shares of its common stock.

MANNING ELLIOTT LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada

November 8, 2007